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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 13, 2002

WASHINGTON GROUP INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

1-12054	35-0565601
(Commission File Number)	(IRS Employer Identification No.)
720 Park Boulevard, Boise, Idaho	83729
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code 208-386-5000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

        On May 15, 2002, Washington Group issued a press release announcing preliminary results for its first quarter of 2002. The press release is filed with this current report on Form 8-K and incorporated by reference.

        Washington Group International, Inc. did not file its quarterly report on Form 10-Q for the quarter ended March 29, 2002 by May 13, 2002, the prescribed due date for such filing. Washington Group emerged from chapter 11 bankruptcy protection on January 25, 2002, and additional time is necessary to reflect the impact of its bankruptcy proceedings and reorganization in the financial statements and related disclosures required to be included in that report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  Exhibits.

Exhibit Number	Exhibit

99.1	Press Release, dated May 15, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.
May 15, 2002	By:	/s/ CRAIG G. TAYLOR Craig G. Taylor Secretary

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SIGNATURES